Exhibit 99.1

       ITALK SIGNS NATIONWIDE DISTRIBUTION AGREEMENT WITH PROUTY COMPANY

Ft. Lauderdale, Florida, May 9, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company") is pleased to announce that it has executed a comprehensive distribution agreement (the "Agreement") with Prouty Company LLC ("ProutyCo"), a global provider of financial and telecommunication products and services.

"We are very excited that an established company with the size and strength of Prouty Company has chosen to partner with iTalk and we look forward to capitalizing on their large scale technology distribution expertise," stated David F. Levy, Chief Executive Officer of iTalk Inc. "This milestone agreement should result in the delivery of iTalk Mobile Broadband Services and iTalk Mobile Apps throughout the extensive Prouty Company network of over 50,000 carriers, service providers, strategic partners, and retail locations across the United States."

Under terms of the Agreement, ProutyCo has been appointed as an authorized independent distributor of iTalk mobile broadband services and devices. iTalk will provide a full range of services to ProutyCo through its mobile broadband platform, including order processing, automated activation, usage tracking and notifications, inventory management, logistics, fulfillment, and customer support. The Agreement also authorizes ProutyCo to act as an independent agent of iTalk with respect to the marketing and distribution, and the collection and remittance of service fees.

Mr. Levy concluded, "The demand for mobile broadband services and hardware has seen dramatic growth over the last year. With the help of established distributors and resellers like Prouty Company, we anticipate dramatically increasing our device sales and subscriber base over the coming months. In the very near-term, over the next 7-10 days, we expect to have Prouty Company's point-of-sale technology integrated into the iTalk platform and ready to be rolled out to their entire national network of retailers."

ABOUT PROUTY COMPANY

Established in 2005, Prouty Company is a family owned business with domestic and international interests in the areas of payment processing, funds movement, merchant services, private label debit cards, wireless communication, Internet technology, entrepreneurship, marketing, and advertising. The company's products and services are offered in over 50 countries, with annual revenues exceeding US$ 1 billion. www.proutyco.com

ABOUT ITALK INC.

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.

For further information regarding iTalk Inc., contact:

iTalk Inc. - Investor Relations Dept.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe
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harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.